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EXHIBIT 10.76


                      AGREEMENT REGARDING THROUGHPUT CHARGE

                           (WPS Energy Services, Inc.)

         This Agreement Regarding Throughput Charge ("this Agreement") is made this 26th day of August 1997, but effective January 1, 1997, by and between Forcenergy Inc ("Force"), Stewart Petroleum Co. as debtor-in-possession in Case No A96-00795-DMD in United States Bankruptcy Court for the District of Alaska ("SPC"), and WPS Energy Services, Inc. (formerly known as Fatherland Energy Services, Inc.) ("WPS").

                                    RECITALS

         A. On April 4, 1994, Escopeta Oil & Gas Corporation ("EOG") and SPC entered into the following agreements:

             a. Letter Agreement, plus exhibits thereto ("Letter Agreement");

             b. conveyance, plus exhibits thereto, recorded our July 19, 1994, in the Anchorage Recording District, State of Alaska, in Book 2682 beginning at Page 568;

             c. Deed of Trust, Security Agreement and Financing Statement, plus exhibits thereto, recorded on July 19, 1994, in the Anchorage Recording District, State of Alaska, in Book 2682 beginning at Page 425; and

             d. Uniform commercial Code Financing Statements (UCC-1), filed on July 20, 1994, under File No 94-386154 (statewide filing), and on July 20, 1994, (Anchorage Recording District filing).





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The above agreements are collectively referred to herein as the 'Throughput
Agreements". The Throughput Agreements define a petroleum and natural gas pipeline located in the Anchorage Recording District of the State of Alaska, known as the West McArthur River Pipeline ("the Pipeline"). The Pipeline was originally constructed to transport petroleum and natural gas from reserves underlying leases described as ADL 359111 and ADL 359112 ("the Leases") and subject to the West McArthur River Unit ("the Unit"). Pursuant to the Throughput Agreements, EOG acquired an interest in all volumes of hydrocarbons transported via the Pipeline, for the life of the Pipeline, which interest was to be paid by SPC to EOG ("the Throughput Charge") according to a schedule set forth in the Letter Agreement. SPC's payment obligation is secured by various liens and security interests created by the Throughput Agreements.

         B. On July 22, 1994, EOG and WPS entered into the following agreements:

             a. Purchase and Sale Agreement (Purchase and Sale Agreement");

             b. Conveyance; and

             c. Transfer of Lien and Security Interests.

The above agreements are collectively referred to herein as the "Assignment Documents". The Assignment Documents convey from EOG to WPS a portion of the Throughput Charge which SPC originally conveyed to EOG, and an interest in the liens and security interests securing payment of the same. Following the execution of the Assignment Documents, SPC paid directly to WPS the portion of the Throughput Charge which EOG had assigned to WPS,



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         C. On September 13, 1996, an involuntary bankruptcy petition was filed against SPC in United States Bankruptcy Court for the District of Alaska ("the Bankruptcy Court"). This petition inaugurated Case No. A96-00795-AMA, referred to herein as "the Bankruptcy Case." On January 24, 1997, an order for relief under Chapter 11 of the United States Bankruptcy Code was entered in the Bankruptcy Case. As of the date of this Agreement, the Bankruptcy Case has not been dismissed or converted to a case under a chapter of the United States Bankruptcy Code other than Chapter 11. As of the date of this Agreement, SPC continues as debtor-in-possession pursuant to II U.S.C. ss.ss. 1101, 1107 and 1108.

         D. On May 6, 1997, SPC entered into a Purchase and Sale Agreement ("P/S Agreement") with Force pursuant to which SPC was to sell and Force was to purchase all or substantially all of the assets of SPC according to the terms and conditions set forth therein. The Pipeline is one of the assets Force is to acquire under the P/S Agreement. The P/S Agreement also requires Force to assume SPC's obligation to pay the Throughput Charge, subject to Force's review of the Throughput Agreements.

         E. On May 12, 1997, the Bankruptcy Court entered am order generally approving the sale of SPC's assets to Force pursuant to the P/S Agreement, specifically providing, however, that such sale was not free and clear of the interests, claims and liens of, inter cilia, WPS, insofar as such liens, claims and interests relate to Throughput Charge accruing from and after January 1, 1997.

         F. On May 22, 1997, the Bankruptcy Court entered an order approving SPC's assumption of the Throughput Agreements and its assignment of the same to Force,



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pursuant to 11 U S C ss. 365, subject to prior written consent of WPS, upon such terms as WPS and Force shall agree. and provided that SPC cure all defaults under the Throughput Agreements prior to or simultaneously with such assumption and assignment.

         G. On June 5, 1997, SPC closed the sale of substantially all of its assets to Force.

         H. WPS and Force have agreed on terms tinder which WES will consent to assumption by SPC, and assignment by SPC to Force, of SPC's obligations and liabilities, and SPC's right, title and interest, if any, under the Throughput Agreements and the Assignment Documents. It is the intent of this Agreement to set forth such terms.

         I. SPC has reviewed this Agreement and, pursuant to 11 U.S.C. ss. 365, is willing to assume the Throughput Agreements and the Assignment Documents and to assign its obligations and liabilities, and its right, title and interest, if any, under the Throughput Agreements and the Assignment Documents, to Force, as provided in this Agreement.

         WHEREFORE, in consideration of the mutual covenants exchanged below, and for other good and valuable consideration, the parties agree as follows:

                                    COVENANTS

         1. SPC'S ASSUMPTION AND ASSIGNMENT TO FORCE AND CURE OF DEFAULTS. Pursuant to 11 U.S.C. ss. 365 and the Bankruptcy Court's order of May 22, 1997, referenced in Recital F of this Agreement, SPC hereby assumes and assigns to Force its obligations



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and liabilities, and its right, title and interest, if any, under the Throughput
Agreements and the Assignment Documents. SPC hereby agrees to pay to WPS as partial cure of defaults under the Throughput Agreements and the Assignment Documents the sum of $23,765 toward the Throughput Charge accrued prior to the commencement of the Bankruptcy Case and the sum of $11A43 toward the Throughput Charge accrued between the commencement of the Bankruptcy Case and December 31, 1996. These payments shall be made to WPS no later than ten days following the date of thin Agreement.

         2. WPS'S ACCEPTANCE OF PARTIAL CURE AND CONSENT TO ASSIGNMENT, AMENDMENT RESTATEMENT AND REPLACEMENT OF THROUGHPUT AGREEMENTS AND ASSIGNMENT DOCUMENTS. WPS hereby accepts payment by SPC of the sums specified in the preceding Covenant 1 of this Agreement as partial cure of defaults under the Throughput Agreements and the Assignment Documents, and in consideration of the same consents to assumption by SPC of the Throughput Agreements and the Assignment Documents, and to assignment by SPC of the Throughput Agreements and the Assignment Documents to Force, on the terms and conditions set forth in this Agreement, provided however, that as to Force the Throughput Agreements and the Assignment Documents shall be amended, restated and (if applicable) replaced by the terms and conditions set forth in this Agreement WPS's acceptance of partial cure from SPC does not constitute a waiver or withdrawal of WPS's claims against the bankruptcy estate of SPC for all Throughput Charge owed to WPS which accrued under the Throughput Agreements and the Assignment Documents prior to and including December 31, 1996. WPS agrees that SPC's partial cure, as provided in


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this Agreement, shall be credited to WPS's claims against the bankruptcy estate of SPC, and WPS agrees' that, conditioned mum the execution of this Agreement by SPC and Force, WPS releases the bankruptcy estate of SPC from all claims for Throughput Charge under the Throughput Agreement and the Assignment Documents accruing from and after January 1, 1997. Notwithstanding anything contained herein to the contrary, (a) neither the prior defaults by SW under the Throughput Agreements and Assignment Documents nor the failure of SPC to make the payment specified in the preceding Covenant 1 shall affect in any way the rights of Force as an assignee of SK under the Throughput Agreements and Assignment Documents, and (b) Force shall not be liable to WPS for any obligations or liabilities of SPC under the Throughput Agreements and the Assignment Documents except for the period from and after January I, 1997, and then only to the extent provided for herein.

         3. PAYMENT OF THROUGHPUT CHARGE BY FORCE. Force shall pay the Throughput Charge to WPS on all volumes, including crude oil, condensate and associated and non-associated gas, transported through the Pipeline from and after January 1, 1997, for the life of the Pipeline, as follows: on oil and condensate, 3 1/2 cents per barrel, and on associated and non-associated gas, one and one-half (1 1/2) cent per mcf. It is specifically agreed that Force shall pay the Throughput Charge in accordance with the provisions of Section 1 of the Purchase and Sale Agreement on all volumes transported via the Pipeline, regardless of origin or ownership of said volumes.

         4. DEDICATION OF RESERVES. Force hereby dedicates for transporting through the Pipeline, subject to the Throughput Charge, and herewith agrees to transport through



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the Pipeline when produced, and to pay to WPS the Throughput Charge due thereon, all reserves of chide oil, condensate and associated and non-associated gas underlying the lands covered by the Lanes, excepting from such dedication and agreement to transport only hydrocarbons in such reserves, if any, which are produced from wells drilled from offshore platform locations. Except as stated in this paragraph of this Agreement Force shall not be obliged to dedicate any other reserves for transporting through the Pipeline, or to transport through the Pipeline any production from any lease, field or reservoir, except as stated in this paragraph of this Agreement, but if production from any such non-dedicated reserves is transported through the Pipeline, Force shall pay the Throughput Charge due thereon in accordance with Section 1 of the Purchase and Sale Agreement and Section 3 of this Agreement

         5. PRESERVATION AND LIMITATION OF WPS's INTERESTS AND LIENS. The interest created by the Letter Agreement and the Conveyance and the liens and security interests created by the Deed of Trust and the Security Agreement, and assigned in part to WPS by the Assignment Documents, are hereby ratified and confirmed by Force, and the same remain in full force and effect, except that such liens and security interests shall not be used by WPS to secure or enforce any obligation incurred prior to January 1, 1997, pursuant to the Throughput Agreements or the Assignment Documents. Provided, however, the foregoing provision shall not limit WPS's right to assert a secured claim against SPC in the Bankruptcy Case for payment of Throughput Fees on volumes transported via the Pipeline prior to January 1, 1997, to the extent that such claim is not satisfied by amounts paid to WPS by SPC is partial cure of defaults, as provided in


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Covenant 1 of this Agreement; provided, further, such secured claim may not be asserted against the Pipeline or any of the other assets of SPC acquired by Force pursuant to the P/S Agreement.

         6. ASSIGNMENT. In the event that Force conveys or assigns all of its interest in the Leases and the Pipeline, it shall have the right to assign all, but not less than all, of its interest in and duties under the Throughput Agreements, the Assignment Documents, and this Agreement to the same assignee to which it assigns its interest in the Leases and the Pipeline, provided that such assignee expressly assumes all duties and obligations to WPS under the Throughput Agreements, the Assignment Documents and this Agreement, and provided WPS gives its prior written consent to such assignment, which consent shall not be unreasonably withheld. Upon Force's assignment of its interests in and duties under the Throughput Agreements, the Assignment Documents, and this Agreement pursuant to this paragraph of this Agreement, Force shall be released from all liability under the Throughput Agreements, the Assignment Documents, and this Agreement.

         7. WARRANTIES. WPS hereby represents and warrants to Force that (a) the Throughput Agreements and the Assignment Documents arc the only agreement between and among WPS, EOG and SPC related to the matters described therein, and
(b) WPS has good and valid title under the Throughput Agreements and the Assignment Documents to a Throughput Charge of at least 3 1/2 cents per barrel of oil and condensate transported through the Pipeline, and of at least one and one-half (1 1/2) cents per mcf on associated and non-associated gas transported through the Pipeline. Force hereby


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represents and warrants to WPS that Force has acquired SPC'c title to the
Pipeline and that it has good right and authority to enter into this Agreement

         8. ACCESS AND AUDIT. Farce specifically affirms and agrees to be bound, with respect to WPS, by the access and audit requirements set forth in Section 4 of the Letter Agreement.

         9. INAPPLICABLE SECTIONS OF LETTER AGREEMENT. WPS acknowledges Sections 3, 5 and 6 of the Letter Agreement have no application to Fong. Force does not assume and is not liable for the obligations of SPC under such sections.

         10. CONFIDENTIALITY. The patties agree that the terms of this Agreement shall be kept confidential, except that a copy of this Agreement may be provided to counsel for SPC, and this Agreement or the mans hereof may be revealed by either party in any proceeding in any court of competent jurisdiction wherein a matter pertaining to such party's interest in this Agreement is being adjudicated.

         11. GOVERNING LAW; VENUE. This Agreement shall be construed and enforced according to the laws of Alaska. Sole venue for any law suit or proceeding of any nature based upon or arising from this Agreement shall be in the crams of Alaska, Third Judicial District at Anchorage.

         12. FURTHER ASSURANCES. The parties pledge mutual good faith and cooperation in taking any other or further acts, including the execution of documents, instruments and court pleadings, which at any time appear reasonably necessary for the other party to this Agreement to receive, perfect or preserve a benefit intended by this Agreement for such party to receive.


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         13. ADDRESSES FOR NOTICE. Notices or demands relating to the Throughput
Agreements or this Agreement shall be addressed as follows:

                   Forcenergy Inc
                   2720 SW 3rd Avenue
                   Suite 800
                   Miami, FL 33129-2237
                   Attn: President.
                   Facsimile: 305-256-4300
                   Telephone: 305-8S6-8500

                   WPS Energy Services, Inc.
                   677 Baeten Road
                   Green Bay, WI 54304
                   Attn: John Kilsdonk
                   Facsimile: 414-496-9399
                   Telephone: 414-496-9000




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                                        FORCENERGY INC


                                        By: /s/ Thomas Getten
                                            -------------------------------
                                        Its: Vice President


                                        STEWART PETROLEUM CO.,
                                        Debtor in Possession


                                        By: /s/ signature
                                            -------------------------------
                                        Its: CEO


                                        WPS ENERGY SERVICES, INC.

                                        By: /s/ signature
                                            -------------------------------
                                        Its: Vice President


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